EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46874, 333-86785 and 333-59582) of Liquid Audio, Inc. (currently known as LQ Corporation, Inc). of our report dated February 21, 2003, except for Note 16, to the consolidated financial statements for the year ended December 31, 2002, as to which the date is March 18, 2003, relating to the financial statements, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 26, 2004